UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 31,  2013

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12759 NE Whitaker Way, #C453, Portland, Oregon, 97230

 (Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2013, Xun Energy, Inc. (the “Company”) and  Prodigy Asset Management, LLC (“PAM”) mutually agreed to terminate the August 31, 2012 Financing Facilities Consulting Agreement (the “FFCA Agreement”) between the Company and PAM.

The Company and PAM agreed that the FFCA Agreement and all rights, obligations, interest, claims and causes of action pursuant thereto shall automatically be canceled, terminated, released and extinguished with the exception of the $4,800 paid by the Company on November 1, 2012 to PAM.

The Company issued 20 million common stock (Shares) to PAM which PAM has agreed to return the 20 Million Shares to the Company.

A copy of the Termination Agreement and a copy of the FFCA Agreement between the Company and PAM is attached hereto as Exhibits 10.1 and 10.2 respectfully.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1

Termination Agreement dated October 31, 2013 between Xun Energy, Inc. and Prodigy Asset Management, LLC

Exhibit 10.2

Financing Facilities Consulting Agreement dated August 31, 2012 between Xun Energy, Inc. and Prodigy Asset Management, LLC

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 November 4, 2013

Xun Energy, Inc. /S/ Jerry G. Mikolajczyk —————————————— By: Jerry G. Mikolajczyk Title: President/CEO

 EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Termination Agreement dated October 31, 2013 between Xun Energy, Inc. and Prodigy Asset Management, LLC
10.2	Financing Facilities Consulting Agreement dated August 31, 2012 between Xun Energy, Inc. and Prodigy Asset Management, LLC